Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Witness Systems, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-33250, No. 333-107236, No. 333-67416, No. 333-122411, and No. 333-127397) on Form S-8 of Witness Systems, Inc. of our reports dated March 30, 2007, with respect to the consolidated balance sheets of Witness Systems, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Witness Systems, Inc.

Our report dated March 30, 2007 on the consolidated financial statements referred to above refers to a change in the Company’s method of accounting for share-based compensation upon adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006, and a change in the Company’s method of quantifying errors upon adoption of Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, effective December 31, 2006.

Our report dated March 30, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, expresses our opinion that Witness Systems, Inc. did not maintain effective internal control over financial reporting as of December 31, 2006 because of the effect of material weaknesses described in such report.

/s/ KPMG LLP

Atlanta, Georgia
March 30, 2007